EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Harbor Funds II (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended April 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Charles F. McCain	Chairman, President and Trustee	June 22, 2026
	Charles F. McCain	(Principal Executive Officer)

By:	/s/ Howard M. Reich	Treasurer (Principal Financial	June 22, 2026
	Howard M. Reich	and Accounting Officer)

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.